SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                       Date of Report: September 19, 2006
                        (Date of earliest event reported)

                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

         Delaware                       0-23788                   22-3284403
(State or other jurisdiction     (Commission File No.)          (IRS Employer
      of incorporation)                                      Identification No.)

                         New Brunswick Technology Center
                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               Registrant's telephone number including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                                   ----------

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      Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      Please see the disclosure under Item 5.02 herein.

Item 5.02 Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

      On Tuesday, September 19, 2006, the board of directors of Xechem International, Inc., agreed to appoint Colonel (retired) Bhuwan C. Pandey as its vice president of international operations. Col. Pandey will receive an annual salary of $250,000, an option to purchase 20,000,000 shares of the company's common stock at $0.026 per share and customary vacation, severance, health and other benefits. Col. Pandey is the brother of Dr. Ramesh Pandey, the company's CEO, CFO, chairman and president.

      Col. Pandey joined our subsidiary, Xechem India Pvt. Ltd., in 1993 as the managing director and member of the board of directors. Col. Pandey joined Xechem Pharmaceuticals Nigeria Ltd. on its inception in 2002 where he served as general manager. He is also a non-voting member of the board of directors of Xechem Pharmaceuticals Nigeria Ltd. and Xechem India Pvt. Ltd. A graduate from India Military Academy, he has a distinguished career in the Armed Forces of sovereign Republic of India. He served with the coveted regiment of Gorkhas, was awarded the PURPLE HEART and was recognized by the President of India and awarded the Army Medal (Sena Medal) for valour and selfless devotion to duty beyond the call and nature of service.

      Col. Pandey received compensation for services performed for Xechem International, Inc. and Xechem Pharmaceuticals Nigeria Ltd, in the amount of $170,685 in 2004, $124,683 in 2005 and $125,000 in 2006. From 2004 through 2005, he received options to purchase 15,000,000 shares at $0.03 per share in 2004 and an option to purchase 500,000 shares at $0.07, and a warrant to purchase 5,000,000 shares at $0.15 per share. He has also loaned the company $10,000.

      On Tuesday, September 19, 2006, the board of directors of the company agreed to appoint Howard Becker as its vice president of operations. Mr. Becker will receive an annual salary of $240,000, an option to purchase 10,000,000 shares of the company's common stock at $0.026 per share (which options vest over a period of two years, 4,000,000 of which vest immediately) and customary vacation, severance, health and other benefits.

      For approximately one year prior to his appointment, he served as our consultant. Before joining us, Mr. Becker served as a business consultant to a variety of companies through his private consulting firm. Mr. Becker is also a licensed attorney and practiced law for eighteen years in New York City, specializing in business reorganizations and corporate restructuring, including ten years at Kaye, Scholer, Fierman, Hays & Handler, LLP. He was also associated with Skadden, Arps, Slate, Meagher & Flom, LLP and Milbank, Tweed, Hadley & McCloy, LLP.

      Mr. Becker received compensation for services performed for the company in the amount of $98,000 in 2005 and $120,000 in 2006.

Item 9.01 Exhibits.

      (c) Exhibits.

None.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2006

                                                 XECHEM INTERNATIONAL, INC.

                                                 By: /s/ Ramesh C. Pandey, Ph.D
                                                     --------------------------
                                                         Ramesh C. Pandey, Ph.D